UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2019

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy Suite 500 Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(702) 990-3578

(Registrant's telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Toga Limited, a Nevada corporation (the “Company”) held its annual meeting of the Company’s stockholders on August 8, 2019 in Kuala Lumpur, Malaysia (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following two proposals. The preliminary results of the voting are set forth below. The proposals are described in more detail in the Company’s Definitive Information Statement on Schedule 14C filed with the U.S. Securities and Exchange Commission on July 18, 2019 (the “Information Statement”).

Proposal 1:

Election of five (5) nominees listed below to serve as members of the Board of Directors of the Company until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified:

Name	Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
Michael Toh Kok Soon	56,439,449
Alexander Henderson	56,439,449
Iain Bratt	56,439,449
Jim Lupkin	56,439,449
Shemori BoShae	56,439,449

Proposal 2:	The ratification of Pinnacle Accountancy Group of Utah as the Company’s independent registered public accounting firm for the year ending July 31, 2019.

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
56,373,949

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: August 13, 2019	By:	/s/ Alexander D. Henderson
Alexander D. Henderson
Chief Financial Officer
(Principal Financial and Accounting Officer)

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